Exhibit 10.27

SCIELE PHARMA, INC.

DIRECTORS’ COMPENSATION FOR 2006 SUMMARY SHEET

ANNUAL BOARD RETAINER	2006	$30,000
	2007	$30,000

ANNUAL BOARD CHAIRMANSHIP RETAINER	2006	$30,000
	2007	$10,000

ANNUAL COMMITTEE CHAIRMANSHIP RETAINER	2006	$10,000
	2007	$15,000

Nomination/Corporate Governance Committee	2006	$5,000
	2007	$10,000

Audit Committee	2006	$5,000
	2007	$10,000

Compensation Committee	2006	$5,000
	2007	$5,000

BOARD AND COMMITTEE MEETING FEE (In Person Meeting)	2006	$1,500
	2007	$2,000

AUDIT COMMITTEE ACCOUNTING EXPERT RETAINER	2006	$5,000
	2007	$10,000

In 2006, in addition to the base compensation, each director who was not a employee and not affiliated with a greater than 10% stockholder was granted 5,000 stock options and 2,500 restricted shares.